Exhibit 21

1.   Canyon  Products   Corporation,   an  Ohio  corporation  and  wholly  owned
     subsidiary.*

2. Invacare (UK) Ltd., an English corporation and wholly owned subsidiary, except for one share registered in the name of Mr. Kevin Crumpler as nominee for Invacare Holdings Corporation.

3.   Invacare Canada Inc., an Ontario corporation and wholly owned subsidiary.

4.   Invacare   Deutschland   GmbH,  a  German   corporation  and  wholly  owned
     subsidiary.

5. Invacare Holdings Corporation, an Ohio corporation and wholly owned subsidiary.

6. Invacare International Corporation, an Ohio corporation and wholly owned subsidiary.

7. Invacare Respiratory Corporation, an Ohio corporation and wholly owned subsidiary.

8. Invacare Trading Company, Inc., a United States Territory of the Virgin Islands corporation and wholly owned subsidiary.

9.   Invamex, S.A. de C.V., a Mexican corporation and wholly owned subsidiary.

10.  Invacare  Credit   Corporation,   an  Ohio  corporation  and  wholly  owned
     subsidiary.

11. Invatection Insurance company, a Vermont corporation and wholly owned subsidiary.

12.  Mobilife Corporation, a Missouri corporation and wholly owned subsidiary.

13.  Mobilite Corporation, a Florida corporation and wholly owned subsidiary.

14.  Option 5 Inc., a Quebec corporation and wholly owned subsidiary.

15.  Poirier Groupe Invacare, a French corporation and wholly owned subsidiary.

16.  POK - Rollstuhle GmbH, a German corporation and wholly owned subsidiary.

17.  Dynamic  Controls  Ltd.,  a  New  Zealand   corporation  and  wholly  owned
     subsidiary.

18. Quantrix Consultants Ltd., a New Zealand corporation and wholly owned subsidiary.

19.  Controls Dynamic Ltd., an English corporation and wholly owned subsidiary.

20.  Geomarine Systems Inc., a New York corporation and wholly owned subsidiary.

21.  Sci Des Hautes Roches, a French partnership and wholly owned subsidiary.

22.  Sci Des Roches, a French partnership and wholly owned subsidiary.

23. Mobilite Building Corporation, a Florida corporation and wholly owned subsidiary.

24.  Rehadap, S.A., a Spanish corporation and wholly owned subsidiary.

25. Genus Medical Products USA, Inc., a New York corporation and wholly owned subsidiary.

26.  Beram, AB, a Swedish corporation and wholly owned subsidiary.

27.  Invacare Florida, a Delaware corporation and wholly owned subsidiary.

28.  Patient   Solutions,   Inc.,  a  Delaware   corporation  and  wholly  owned
     subsidiary.

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29.  Medical Equipment Repair Services,  Inc., a Florida  corporation and wholly owned subsidiary.

30. Invacare New Zealand Limited, a New Zealand corporation and wholly owned subsidiary.

31.  Bencraft Limited, an English corporation and wholly owned subsidiary.

32.  Kuschall Design AG, a Switzerland corporation and wholly owned subsidiary.

33.  Healthtech, Inc., a Missouri corporation and wholly owned subsidiary.

34. Frohock Stewart, Inc., a Massachusetts corporation and wholly owned subsidiary.

35.  Invacare Portugual Lda, a Portugal company and wholly owned subsidiary.

36. Production Research Corporation, a Maryland corporation and wholly owned subsidiary.

37.  Inva Acquisition Corporation, re-named Suburban Ostomy Supply Company, Inc.

38. Roller Chair Pty. Ltd., an Australian corporation and wholly owned subsidiary.

39.  Special Health Systems, a Canadian corporation and wholly owned subsidiary.

40. Group Pharmaceutical Limited, a New Zealand corporation and wholly owned subsidiary.

41.  Thompson Rehab, a New Zealand corporation and wholly owned subsidiary.

42.  Silcraft Corporation, a Michigan corporation and wholly owned subsidiary.

43. Suburban Ostomy Supply Company, Inc., a Massachusetts corporation and wholly owned subsidiary.

44. St. Louis Ostomy Distributors, Inc. ., a Massachusetts corporation and wholly owned subsidiary.

45. Patient-Care Medical Sales., a Massachusetts corporation and wholly owned subsidiary.

46.  Peiser's, Inc., a Massachusetts corporation and wholly owned subsidiary.

47. Care Management Enterprises, Inc., a Massachusetts corporation and wholly owned subsidiary.

48. The Aftermarket Group, Inc., a Delaware corporation and wholly owned subsidiary.

49. Invacare Holdings Denmark A/S, a Danish corporation and wholly owned subsidiary.

50. Scandinavian Mobility International A/S, a Danish corporation and wholly owned subsidiary.

51.  SM EC-Hong A/S, a Danish corporation and wholly owned subsidiary.

52.  SM A/S, a Danish corporation and wholly owned subsidiary.

53.  SM Niltek A/S, a Danish corporation and wholly owned subsidiary.

54.  SM Radius A/S, a Danish corporation and wholly owned subsidiary.

55.  EC-Invest A/S, a Danish corporation and wholly owned subsidiary.

56. Scandinavian Mobility A/S, a Norwegian corporation and wholly owned subsidiary.

57.  Groas A/S, a Norwegian corporation and wholly owned subsidiary.

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58.  SM Holding AB, a Swedish corporation and wholly owned subsidiary.

59.  SM Mobility AB, a Swedish corporation and wholly owned subsidiary.

60.  SM Reastolen AB, a Swedish corporation and wholly owned subsidiary.

61.  France Reval SA, a French corporation and wholly owned subsidiary.

62.  Matia SA, a French corporation and wholly owned subsidiary.

63.  R2P S.a.r.l., a French corporation and wholly owned subsidiary.

64.  SM GmbH, a German corporation and wholly owned subsidiary.

65.  SM IMAB N.V., a Belgiun corporation and wholly owned subsidiary.

66.  SM France S.a.r.l., a French corporation and wholly owned subsidiary.

67.  SM UK Ltd., an English corporation and wholly owned subsidiary.

68.  Reval Holding B.V., a Netherlands corporation and wholly owned subsidiary.

69.  SM B.V. a Netherlands corporation and wholly owned subsidiary.

70.  Lopital B.V. a Netherlands corporation and wholly owned subsidiary.

71.  Samarite B.V. a Netherlands corporation and wholly owned subsidiary.

72.  Revato B.V. a Netherlands corporation and wholly owned subsidiary.

73. SM Medical Services B.V. a Netherlands corporation and wholly owned subsidiary.

74.  Invacare Norge, a Norwegain corporation and wholly owned subsidiary.

75. Invacare Australia PTY, Ltd., an Australian corporation and wholly owned subsidiary.

76. Adaptive Switch Laboratories, Inc., a Texas corporation and wholly owned subsidiary.

77. Adaptive Research Laboratories, Inc., a Texas corporation and wholly owned subsidiary.

78.  Garden City Medical,  a Delaware  corporation and wholly owned  subsidiary.
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*    "Wholly owned  subsidiary"  refers to indirect,  as well as direct,  wholly owned subsidiaries.

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